Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

HEALTHSOUTH CORPORATION

Exchange Offers:

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Offer to Exchange any and all of our outstanding unregistered 5.75% Senior Notes due 2024 and the related subsidiary guarantees for $350,000,000 aggregate principal amount of our new 5.75% Senior Notes due 2024 and the related subsidiary guarantees that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Offer to Exchange any and all of our outstanding unregistered 5.75% Senior Notes due 2025 and the related subsidiary guarantees for $350,000,000 aggregate principal amount of our new 5.75% Senior Notes due 2025 and the related subsidiary guarantees that have been registered under the Securities Act

Pursuant to the Prospectus, dated               , 2016

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Registered holders of (i) outstanding unregistered 5.75% Senior Notes due 2024 (the “Outstanding 2024 Notes”) who wish to tender their Outstanding 2024 Notes for a like principal amount of newly issued 5.75% Senior Notes due 2024 (the “New 2024 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) outstanding unregistered 5.75% Senior Notes due 2025 (the “Outstanding 2025 Notes” and, together with the Outstanding 2024 Notes, collectively the “Outstanding Notes”) who wish to tender their Outstanding 2025 Notes for a like principal amount of newly issued 5.75% Senior Notes due 2025 (the “New 2025 Notes” and, together with the New 2024 Notes, collectively the “New Notes”) that have been registered under the Securities Act, in each case, who cannot deliver their Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, National Association, as exchange agent (the “Exchange Agent”) or who cannot complete the procedures for book-entry transfer on a timely basis prior to the Expiration Date (as defined below), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “Description of the Exchange Offers-Procedures for Tendering” in the Prospectus dated                , 2016 (the “Prospectus”) of HealthSouth Corporation (the “Issuer”). Capitalized terms not defined herein are defined in the Prospectus.

The Exchange Agent for the Exchange Offers is:
Wells Fargo Bank, National Association

Delivery by Registered or Certified Mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480-1517	In Person or by Hand Only: WELLS FARGO BANK, N.A. 12th Floor - Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN Facsimile Transmissions: (Eligible Institutions Only)	Regular Mail or Courier: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth and Marquette Minneapolis, MN 55479
(612) 667-6282 Attention: Bondholder Communications To Confirm by Telephone or for Information Call: (800) 344-5128, Option 0 Attention: Bondholder Communications

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of the Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under “Description of the Exchange Offers-Procedures for Tendering.”

The undersigned understands and acknowledges that the Exchange Offers will expire at 5:00 p.m., New York City time, on                  , 2016, unless extended by the Issuer. With respect to the Exchange Offers, “Expiration Date” means such time and date, or if one or both of the Exchange Offers are extended, the latest time and date to which the applicable Exchange Offer is so extended by the Issuer.

Principal Amount of Outstanding 2024 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Principal Amount of Outstanding 2025 Notes Tendered (must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof):

$

Provide the account number for delivery of Outstanding Notes by book-entry transfer to The Depository Trust Company.

Account Number

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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PLEASE SIGN HERE

_________________________________________	_________________________________________
_________________________________________	_________________________________________
Signature(s) of Owner	Date

Area Code and Telephone Number: ____________________________________

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on a security position listing of the Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s) _____________________________
_____________________________
______________________________
______________________________
Capacity ______________________________

Address(es) ______________________________

______________________________

______________________________

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a Book-Entry Confirmation, an Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)